Exhibit 24.1
ACTIVANT SOLUTIONS INC.
POWER OF ATTORNEY
     Each person whose signature appears below authorizes each of Greg Petersen and Christopher Speltz as his or her attorney in fact and agent,
     (i) with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) relating to an offer to exchange 9 1/2% Senior Subordinated Notes due 2016 of Activant Solutions Inc. (the “Notes”), related to the Notes; and
     (ii) with full power of substitution and resubstitution, to file the same, with all the exhibits thereto, as contemplated under the Registration Rights Agreement, dated as of May 2, 2006, among Lone Star Merger Corp., Activant Solutions Holdings Inc., Activant Solutions Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and the Guarantors named therein, and any amendments including post-effective amendments thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate; and
     (iii) with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
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          IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 19th day of October 2006.

Activant Solutions Inc.
By:	/s/ Pervez Qureshi
	Name:	Pervez Qureshi
	Title:	President, Chief Executive Officer and Director

/s/ Pervez Qureshi
	Name:	Pervez Qureshi
	Title:	President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Greg Petersen
	Name:	Greg Petersen
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christopher Speltz
	Name:	Christopher Speltz
	Title:	Vice President of Finance, Treasurer and Assistant Secretary (Principal Accounting Officer)

/s/ Andy Ballard
	Name:	Andy Ballard
	Title:	Director

/s/ David Tunnell
	Name:	David Tunnell
	Title:	Director

/s/ Alan Thorpe
	Name:	Alan Thorpe
	Title:	Director

/s/ Orlando Bravo
Name:	Orlando Bravo
Title:	Director

/s/ S. Scott Crabill
Name:	S. Scott Crabill
Title:	Director

/s/ Paul Barber
Name:	Paul Barber
Title:	Director

/s/ Marcel Bernard
Name:	Marcel Bernard
Title:	Director